UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): June 13, 2011

Lifevantage Corporation
(Exact Name of Registrant as Specified in Charter)

Colorado	000-30489	90-0224471
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

11545 W. Bernardo Court, Suite 301, San Diego, California	92127
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: (858) 312-8000
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.
     Douglas C. Robinson, President and Chief Executive Officer of Lifevantage Corporation (the “Company”), and Carrie McQueen, the Company’s Chief Financial Officer, intend to present the information attached hereto as Exhibit 99.1, in whole or in part, in one or more investor relations discussions. A copy of the investor presentation is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
     In accordance with General Instruction B.2 of Form 8-K, the foregoing information, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall such information, including Exhibit 99.1, be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in such filing.
     The information contained in the slides is summary information that is intended to be considered in the context of Lifevantage Corporation’s filings with the Securities and Exchange Commission (the “SEC”) and other public announcements that Lifevantage makes, by press release or otherwise, from time to time. Lifevantage undertakes no duty or obligation to publicly update or revise the information contained in this report, although it may do so from time to time as its management believes is appropriate. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosure.
Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Investor Presentation dated June 13, 2011

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: June 13, 2011	Lifevantage Corporation
	By:	/s/ Carrie E. McQueen
Carrie E. McQueen
Chief Financial Officer, Secretary & Treasurer